Exhibit (d)(7)
FORM OF INSIDER WARRANT EXCHANGE AGREEMENT
     This INSIDER WARRANT EXCHANGE AGREEMENT (the “Agreement”), is dated as of __________________, 2011, by and among 57th Street General Acquisition Corp., a Delaware corporation (“Parent”) and 57th Street GAC Holdings LLC (the “Parent Founder”), Morgan Joseph TriArtisan LLC, Ladenburg Thalmann & Co. Inc., I-Bankers Securities Incorporated, Maxim Group LLC and Rodman & Renshaw, LLC (each a “Holder” and collectively, the “Holders”). Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Business Combination Agreement (as defined below).
     WHEREAS, under the terms of that certain Business Combination Agreement, dated as of January 9, 2011, as amended by that certain Amendment to Business Combination Agreement, dated February 18, 2011, Amendment No. 2 to Business Combination Agreement, dated March 17, 2011 and Amendment No. 3 to the Business Combination Agreement dated April 7, 2011 (the “Business Combination Agreement”), Holders have agreed to exchange an aggregate of 3,700,000 sponsor warrants held by Holders (the “Sponsor Warrants”) for an aggregate of 370,000 shares of common stock, par value $.0001 per share, of Parent (such shares of common stock, the “Shares”); and
     WHEREAS, Parent desires to exchange the Shares for the Sponsor Warrants held by Holders, and the Holders desire to exchange their Sponsor Warrants for Shares pursuant to the terms hereof (such transaction, the “Exchange”);
     WHEREAS, concurrently with execution hereof, (1) the Holders and Parent are entering into “lock-up” agreements attached hereto as Exhibit B (each, an “Insider Warrant Holder Lock-Up Agreement”) whereby all of the Shares shall be subject to transfer restrictions as set forth therein and (2) the Holders, Parent and certain other parties thereto are entering into that certain Registration Rights Agreement attached hereto as Exhibit C (the “Registration Rights Agreement”);
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and the Insider Warrant Lock Up Agreement and the Registration Rights Agreement, the parties hereto hereby agree as follows:
1. EXCHANGE OF SPONSOR WARRANTS FOR SHARES. Parent hereby agrees to exchange with the Holders, and the Holders hereby agree to exchange with Parent, Sponsor Warrants for the Shares, free and clear of any and all liens, security interests, claims, charges or encumbrances of any nature whatsoever. The amount of Sponsor Warrants held by each Holder, and the number of Shares issuable in the Exchange, are set forth in Exhibit A hereto.
2. CLOSING OF SALE OF SHARES; CLOSING DELIVERABLES. The closing (the “Closing”) of the Exchange shall take place with respect to (A) 2,480,000 of the Sponsor Warrants on the later of (i) the 11th Business Day following the Expiration Date of the Tender Offer or (ii) the first day upon which such Sponsor Warrants may be released under that certain Escrow Agreement, dated May 19, 2010, between the Parent Founder, the Underwriter Group and Continental Stock Transfer & Trust Company (the “IPO Escrow Agreement”) (and subject to the terms of the IPO Escrow Agreement), and (B) 1,020,000 Sponsor Warrants held by the Underwriter and 200,000 Sponsor Warrants held by the Underwriter Group on the later of (i) May 16, 2011, (ii) the 11th Business Day following the Expiration Date of the Tender Offer or (iii) the first day upon which such Sponsor Warrants may be released under the IPO Escrow Agreement (and subject to the terms of the IPO Escrow Agreement; each such date a “Closing Date”), in each case at the offices of Ellenoff Grossman & Schole, LLP, 150 East 42nd Street, New York, New York 10017 or at such other place or time as the parties hereto may mutually agree upon. At the relevant Closing, (i) the Holders shall surrender the Sponsor Warrants (or execute such irrevocable instructions regarding the disposition of the Sponsor Warrants as shall be reasonably acceptable to Parent) and such other documentation, instruments, certificates and agreements as may be reasonably required by Parent and (ii) Parent shall deliver stock certificates evidencing the Shares issued to Holders. Following the Closing, Parent shall cancel the Sponsor Warrants surrendered by the Holders.
3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF HOLDERS.
     Each Holder represents and warrants, severally and not jointly, to Parent as follows:
     A. This Agreement and Insider Warrant Lock-Up Agreement to which it is a party are valid and binding obligations of the Holder, enforceable against Holder in accordance with their respective terms (except to the extent that enforcement may be affected by bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies).
     B. The execution, delivery and performance by Holder of this Agreement and Insider Warrant Lock-Up Agreement to which it is a party will not result in any violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of any applicable law to which Holder is subject, any mortgage, indenture, agreement, document, instrument, judgment, decree, order, rule or regulation, or other restriction to which Holder is a party or by which Holder may be bound, or result in the creation of any lien upon any of the properties or assets of Holder pursuant to any such term, or result in the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Holder or any of Holder’s assets or properties.
     C. Holder is an “accredited investor” as defined by Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Holder acknowledges that it has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto. Holder acknowledges that an investment in the Shares is speculative and involves a high degree of risk and that Holder can bear such economic risk, including a total loss of its investment. Holder is experienced in evaluating and investing in companies such as Parent.
     D. Holder is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Holder understands that such Shares are not registered under the Securities Act or any state securities laws, inasmuch as they are being acquired from Parent in a transaction not involving a public offering, and that under such laws and applicable regulations such Shares may not be resold without registration under the Securities Act, unless pursuant to exemptions from registration under the Securities Act and any state securities laws.
     D. Holder is aware that the Shares are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act and will be subject to the transfer restrictions in the Insider Warrant Lock-Up Agreement applicable to such Holder.
     E. Holder understands that any and all certificates representing the Shares and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Holder has read and understands:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF ITS COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY AND REASONABLY CONCURRED IN BY THE COMPANY’S COUNSEL, THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS IN COMPLIANCE WITH, A LOCK-UP AGREEMENT, DATED [                            ], 2011] BETWEEN THE COMPANY AND THE HOLDER.”
4. REPRESENTATIONS, COVENANTS AND WARRANTIES OF PARENT.
     Parent represents and warrants to each Holder as follows:

     A. Parent is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as anticipated to be conducted. Parent is not in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. Parent is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.
     B. Parent has the full power and authority, corporate or otherwise, to enter into this Agreement. The execution, delivery and performance by Parent of this Agreement have been authorized by all requisite corporate action of Parent and will not result in any violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of the charter or other governing documents of Parent, any applicable law to which Parent is subject, any mortgage, indenture, agreement, document, instrument, judgment, decree, order, rule or regulation, or other restriction to which Parent is a party or by which Parent may be bound, or result in the creation of any lien upon any of the properties or assets of Parent pursuant to any such term, or result in the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Parent or any of Parent’s assets or properties.
     C. This Agreement is the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except to the extent that enforcement may be affected by bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies).
     D. The Shares, when issued upon exchange for the Sponsor Warrants pursuant to the terms of this Agreement, will be duly authorized and, upon issuance and delivery to Holder as contemplated herein, will be validly issued, fully paid and non-assessable.
5. CONDITIONS TO THE PARENT’S OBLIGATIONS TO CLOSE. Parent’s obligation hereunder to effect the Exchange is subject to the satisfaction, on or before the Closing Date, of the following conditions, and Holders shall cause such conditions to be fulfilled:
     A. Parent shall have received from Holders original Sponsor Warrants, or in lieu thereof, irrevocable instructions to the Escrow Agent holding the Sponsor Warrants pursuant to the Securities Escrow Agreement among the parties hereto and the Escrow Agent, directing their release to Parent.
     B. The Exchange shall not be prohibited by any applicable law or governmental regulation.

     C. All documents necessary to implement the transactions contemplated herein shall have been executed and/or delivered by Holders to Parent and shall be satisfactory in form and substance to Parent.
     D. The representations and warranties of Holders contained in this Agreement shall be true and correct when made and at the time of the Closing as though made at such time, and Holders shall have performed or complied with the covenants, conditions and agreements contained in this Agreement at or prior to the Closing.
     E. The Merger shall have been consummated.
     F. The Insider Warrant Lock-Up Agreements shall be in full force and effect in accordance with their terms.
6. CONDITIONS TO HOLDERS’ OBLIGATION TO CLOSE. Each Holder’s obligation hereunder to effect the Exchange is subject to the satisfaction, on or before the relevant Closing Date, of the following conditions, and Parent shall use reasonable best efforts to cause such conditions to be fulfilled:
     A. The representations and warranties of Parent contained in this Agreement or in connection with the transactions contemplated hereby, shall be true and correct when made and at the time of the Closing as though made at such time, and Parent shall have performed or complied with the covenants, conditions and agreement contained in this Agreement at or prior to the Closing.
     B. The Exchange shall not be prohibited by any applicable law or governmental regulation.
     C. Parent shall have delivered to Holders stock certificates representing the Shares evidencing the issuance of the Shares by Parent to Holders.
     D. The Merger shall have been consummated.
7. REGISTRATION RIGHTS. Upon completion of the transactions contemplated by this Agreement, and as partial consideration for the Exchange, Parent hereby agrees, upon the closing of the transactions contemplated by the Business Combination Agreement and at Parent’s expense, to file an appropriate registration statement with the Securities and Exchange Commission covering all of the Shares in accordance with the terms of the Registration Rights Agreement.
8. CONSENT TO AMENDMENT. This Agreement may not be amended except in writing by each Holder and Parent.
9. FURTHER ASSURANCES. From time to time each party hereto will execute and deliver to the other party such other instruments, certificates, agreements and documents and will take such other action and do all other things as may be reasonably requested by Parent or the Holders in order to implement or effectuate the terms and provisions of this Agreement.
10. TRANSFER TAXES. Any and all present or future transfer taxes and all liabilities with respect thereto attributable to the Exchange shall be borne by the Holders. If Parent is required by any applicable law to pay any transfer taxes from or in respect of any Shares to be exchanged hereunder, Parent shall pay the full amount of such transfer taxes to the relevant taxation authority or other authority in accordance with applicable law and would, in turn, deduct such amount from the consideration to be received by the Holders pursuant to this Agreement in a manner that may reduce the number of Shares that Parent is required to exchange with the Holders pursuant to this Agreement.
10. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto. This Agreement and the obligations hereunder shall not be assignable by Holders or Parent without express written consent to such assignment, which consent shall not be unreasonably withheld by the party from which such consent is sought.
11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within the State of Delaware.
12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[Signature page to follow]

     IN WITNESS WHEREOF, Holders and Parent have executed this Agreement as of the date first above written.

HOLDERS:	PARENT:
57th Street GAC Holdings LLC	57th Street General Acquisition Corp.

By:______________________________________	By:______________________________________
Name:	Name:
Title:	Title:

Morgan Joseph TriArtisan LLC By:______________________________________ Name: Title:
Ladenburg Thalmann & Co., Inc.
By:______________________________________ Name: Title:
I-Bankers Securities Incorporated
By:______________________________________ Name: Title:
Maxim Group LLC By:______________________________________ Name: Title:
Rodman & Renshaw, LLC By:______________________________________ Name: Title:

EXHIBIT A

Name	Sponsor Warrants	Shares
57th Street GAC Holdings LLC	3,500,000	350,000
Morgan Joseph TriArtisan LLC	85,000	8,500
Ladenburg Thalmann & Co., Inc.	85,000	8,500
I-Bankers Securities Incorporated	10,000	1,000
Maxim Group LLC	10,000	1,000
Rodman & Renshaw, LLC	10,000	1,000